SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):

                                  June 26, 2002

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                               WEST COAST BANCORP
               (Exact name of registrant as specified in charter)

                                     Oregon
                 (State or other jurisdiction of incorporation)

                                     0-10997
                                (SEC File Number)

                                    93-810577
                        (IRS Employer Identification No.)

5335 Meadows Road, Suite 201
Lake Oswego, Oregon                                                     97035
(Address of principal executive offices)                              (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 684-0884



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Item 5.  Other Events.

      West Coast Bancorp ("Bancorp") raised $7.5 million from its participation in a pooled trust preferred offering that funded June 26, 2002. Bancorp issued long-term floating rate trust preferred securities, and, as with its December 2001 trust preferred financing in the amount of $5.0 million, concurrently entered into a swap agreement fixing the interest rate on the securities for five years. The securities are redeemable at any time after five years and under certain other circumstances.

      Bancorp is a Northwest bank holding company operating 42 offices in western Oregon and Washington. Bancorp is the parent company of West Coast Bank and West Coast Trust.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            WEST COAST BANCORP


Dated:  June 26, 2002               By:  /s/ Anders Giltvedt
                                         ---------------------------------------
                                            Anders Giltvedt
                                            Executive Vice President and
                                             Chief Financial Officer